UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2008

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania 000-52964 35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Lakeside Drive, Southampton, Pennsylvania 18966
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2008, the Board of Directors of Quaint Oak Bank (the "Bank"), the wholly owned subsidiary of Quaint Oak Bancorp, Inc., approved the amendment and restatement of the employment agreement between the Bank and Robert T. Strong, President and Chief Executive Officer of the Bank (the "Employment Agreement").

The Employment Agreement was amended and restated in order to comply with final regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").  Section 409A of the Code governs the deferral of compensation where the director, officer or employee has a legally binding right to compensation that is payable in a future year.  Section 409A imposes new requirements with respect to deferral elections, payment events and payment elections.

For additional information, reference is made to the Employment Agreement included as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits.

The following exhibit is included with this Report.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Quaint Oak Bank and Robert T. Strong, dated as of December 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: December 16, 2008	By:	/s/ Robert T. Strong
Robert T. Strong
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Quaint Oak Bank and Robert T. Strong, dated as of December 10, 2008